Exhibit 10.1

Terms and Conditions of

Success Equity Award (CEO performance based RSUs)

1.	Award Subject to Plan:

This Success Equity Award is granted to Paul S. Otellini (the “Executive”) under and subject to Section 8 of the Intel Corporation 2006 Equity Incentive Plan (the “Plan”). Capitalized terms not defined herein shall have the meaning set forth in the Plan.

2.	Date of Vesting of Success Equity Award and Conversion into Common Stock:

The Success Equity Award shall vest and convert into shares of Intel stock upon certification by the Compensation Committee of the Board (the “Committee”) following the end of the Performance Period.

3.	Conversion Rate:

The Success Equity Award is an award of 75,000 performance based RSUs, which vest and convert into a number of shares of Intel shall stock, pursuant to the following table, based upon the performance level certified by the Committee:

Performance Rating	Number of Shares from 75,000 RSUs
Outstanding	150,000
Exceeds Expectations	112,500
Successful	75,000
Below Expectations	0

4.	Performance Period:

The Performance Period shall be the 2012 fiscal year.

5.	Success Equity Performance Criteria:

The Compensation Committee shall determine the Performance Rating, pursuant to the Executive’s achievement of strategic, leadership, and organizational objectives established by the Committee and such other criteria as the Committee deems appropriate for the Performance Period.

6.	Transferability of RSUs:

The RSUs are not transferable.

7.	Transferability of Shares from Converted RSUs:

Upon vesting, the net number of shares earned and converted under the Success Equity Award, after withholding by the Corporation of a sufficient number of shares with a fair market value equal to the amount of any required withholding tax obligation related to the Success Equity Award, shall be delivered to the Executive provided however that one-half of the net shares delivered shall not be transferable (or otherwise subject to any hypothecation) until the first anniversary of the Executive’s retirement or other termination of employment and the other half of the shares delivered shall not be transferable (or otherwise subject to any hypothecation) until the second anniversary of the Executive’s retirement or other termination of employment.

8.	Dividends and Dividend Equivalent Rights:

No dividends or dividend equivalent rights shall be earned or payable with respect to the RSUs or the shares subject thereto prior to the issuance of shares, if any, pursuant to this award.